EXHIBIT 10.19

DRIVE SHACK INC.
2018 OMNIBUS INCENTIVE PLAN

EXECUTIVE INCENTIVE STOCK OPTION AWARD AGREEMENT
This Incentive Stock Option Award Agreement (this “Award Agreement”), dated as of November 12, 2018 (the “Date of Grant”), is made by and between Drive Shack Inc., a Maryland corporation (the “Company”), and Kenneth A. May (the “Executive”). Any capitalized term that is used but not defined in this Award Agreement shall have the meaning ascribed to such term in the Drive Shack Inc. 2018 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”).
1.    Grant of Stock Option; Incentive Stock Option. The Company hereby grants to the Executive an option to purchase 55,146 shares of Common Stock at an Exercise Price of $5.44 per share (the “Option”), subject to all of the terms and conditions of this Award Agreement and the Plan. This Option is designated as an incentive stock option (“ISO”) within the meaning of Section 422 of the Code.
2.    Vesting.
(a)    The shares of Common Stock subject to the Option shall vest in equal annual installments on each of the first three (3) anniversaries of the Date of Grant (each, a “Vesting Date”); provided that the Executive remains in continuous employment with the Company or an Affiliate thereof through, and has not given or received a notice of termination of such employment as of, the applicable Vesting Date.
(b)    Except as set forth in Section 2(c) below, if the Executive’s employment is terminated for any reason prior to the final Vesting Date, (i) this Award Agreement shall terminate and all rights of the Executive with respect to Options that have not vested shall immediately terminate, (ii) any such unvested Options shall be forfeited without payment of any consideration, and (iii) neither the Executive nor any of the Executive’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested Options.

(c)    If the Executive’s employment is terminated prior to the final Vesting Date either (i) by the Company without Cause, (ii) by the Executive for Good Reason or (iii) as a result of the Executive’s death or Disability (each, a “Qualifying Termination”), the portion of the Option that would have vested on the next Vesting Date had the Executive remained in employment with the Company shall immediately vest.
3.    Timing of Exercise. Following the vesting of the Option as set forth in Section 2 hereof, the Executive may exercise all or any portion of such vested Option at any time prior to the earliest to occur of:
(a)    The 10th anniversary of the Date of Grant;
(b)    90 days following the Executive’s termination of employment with the Company and its Affiliates for any reason other than Cause, death or Permanent Disability;
(c)     One (1) year following the Executive’s termination of employment as a result of death or Permanent Disability; and
(d)    The close of business on the last business day immediately prior to the date of the Executive’s (A) termination of employment by the Company for Cause or (B) breach of any restrictive covenants set forth in any agreement or other arrangement between the Executive and the Company or any of its Affiliates.
For purposes of this Agreement, “Permanent Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.
4.    Method of Exercise. The Executive may exercise all or any portion of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be exercised. Unless otherwise determined by the Administrator, the payment of the aggregate exercise price of the shares of Common Stock being exercised shall be satisfied through a cashless exercise procedure pursuant to which the Company will withhold a number of shares of Common Stock otherwise issuable upon exercise of the Option with a Fair Market Value equal to the aggregate exercise price.
5.    Rights as Stockholder. The Executive shall have no rights of a stockholder with respect to the shares of Common Stock subject to the Option (including the right to vote and the right to receive distributions or dividends) unless and until shares of Common Stock are issued in respect thereof in accordance with Section 5 hereof.
6.    Award Agreement Subject to Plan. This Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.
7.    No Rights to Continuation of Employment. Nothing in the Plan or this Award Agreement shall confer upon the Executive any right to continue in the employ of the Company or any Affiliate thereof or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Executive’s employment any time for any reason whatsoever, with or without cause.
8.    Tax Withholding. The Company shall be entitled to require a cash payment by or on behalf of the Executive and/or to deduct from the shares of Common Stock otherwise issuable hereunder or other compensation payable to the Executive the amount of any federal, state or local withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option, in each case in accordance with the terms of the Plan.
9.    Governing Law. This Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Maryland applicable to agreements made and to be performed wholly within the State of Maryland.
10.    Award Agreement Binding on Successors. The terms of this Award Agreement shall be binding upon the Executive and upon the Executive’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.
11.    No Assignment. Notwithstanding anything to the contrary in this Award Agreement, neither this Award Agreement nor any rights granted herein shall be assignable by the Executive.
12.    Necessary Acts. The Executive hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.
13.    Severability. Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Award Agreement. Moreover, if one or more of the provisions contained in this Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
14.    Entire Agreement. This Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.
15.    Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.
16.    Counterparts; Electronic Signature. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Executive’s electronic signature of this Award Agreement shall have the same validity and effect as a signature affixed by the Executive’s hand.
17.    Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.
18.    Set-Off. The Executive hereby acknowledges and agrees, without limiting the rights of the Company or any Affiliate thereof otherwise available at law or in equity, that, to the extent permitted by law, any amount due to the Executive under this Award Agreement may be reduced by, and set-off against, any or all amounts or other consideration payable by the Executive to the Company or any of its Affiliates under any other agreement or arrangement between the Executive and the Company or any of its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code.
(a)    [Signature Page Follows]
IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date set forth above.

DRIVE SHACK INC.
By

Print Name:
Title:

KENNETH A. MAY
Signature
Print Name:

[Signature Page to Executive Incentive Stock Option Award Agreement]

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